NOCTUA FUND, LP                                         From the Desk of: James B. Panther, II
                                                     2038 Corte del Nogal, Suite 110
                                                     Carlsbad, California 92011
                                                     Phone: (760) 804-8844
                                                      Facsimile: (760) 804-8845

June 1, 2009

Shrink Nanotechnologies, Inc. (f/k/a Audiostocks, Inc.)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011

Re:  Secured Convertible Promissory Note

Gentlemen:

           Reference is hereby made to that certain Debt Consolidation Agreement (the “Agreement”) and Secured Convertible Promissory Note (the “Convertible Note”) entered into in favor of Noctua Fund, LP (“Noctua”) as of May 7, 2009.

In particular, the undersigned certifies and acknowledges that the specific anti dilution provision contained and referenced in Section 2.7(g) of the Convertible Note is a typographical error and was not intended by either party, and therefore, is null and void and unenforceable ab-initio.

Accordingly, Noctua irrevocably waives any and all past, present or future adjustments, imputed or accrued or otherwise that could accrue as a result of said Section 2.7(g) of the Convertible Note and further warrants and covenants that it can not and will not seek enforcement of the same.  It is understood that the Company may represent the same to third parties for purposes of a possible share exchange, acquisition or other financing transactions from time to time.

Notwithstanding the foregoing, the remaining portions of said agreement and Convertible Note, as may be amended from time to time, are in full force and effect, and enforceable by their terms, and are not waived in any way.

Accepted and Acknowledged-

NOCTUA FUND, LP	SHRINK NANOTECHNOLOGIES, INC.
/s/ James B. Panther, II ______________________________	/s/ Mark L. Baum, Esq ________________________________
By: Noctua Fund Manager, LLC	Name: Mark L. Baum, Esq.
Its: General Partner	Title: Chief Executive Officer
Administrative Manager, BCGU, Inc.
By: James B. Panther, II Its: Managing Director